FOR IMMEDIATE RELEASE
                                                                  March 5, 1999


                         POINT WEST CAPITAL CORPORATION
                             ANNOUNCES 1998 RESULTS
                             AND FINANCIAL CONDITION



         SAN  FRANCISCO-(March  5, 1999) Point West Capital  Corporation (Nasdaq
Symbol: PWCC) today reported the following:

(Dollars in thousands, except per share amounts)


                                                      Year Ended                             Three Months Ended
                                                     December 31,                               December 31,
                                               1998                 1997                 1998                  1997
                                     ---------------------- ------------------- --------------------- ---------------------




Net income (loss)                    $        (3,650)       $        1,011      $       (1,601)       $         (199)
                                     ---------------------- ------------------- --------------------- ---------------------


Comprehensive income --
net unrealized
 investment gains
(losses)                             $        (2,786)       $        2,597      $       (5,191)       $         2,241
                                     ---------------------- ------------------- --------------------- ---------------------


Total comprehensive
   income(loss)                      $        (6,437)       $        3,608      $       (6,792)       $        2,042
                                     ---------------------- ------------------- --------------------- ---------------------


Basic earnings
     (loss) per share                $         (1.12)*      $         0.29**    $        (0.49)*      $        (0.06)*
                                     ---------------------- ------------------- --------------------- ---------------------



*Based on 3,253,324 weighted average shares of common stock outstanding. **Based on 3,521,736 weighted average shares of common stock outstanding.



The Company also reported a book value of $4.56 per share.

         The Company's results of operations for the three months and year ended

December 31, 1998 are not comparable to the three months and year ended December

31,  1997,  partially  as a result of the volume of assets sold during the first half of 1997, the  establishment  of two new businesses  (Fourteen Hill Capital,

L.P. and Allegiance  Capital,  LLC) in the second half of 1997 and the write-off of $1.1 million of non-marketable securities in the third quarter of 1998.

         In addition,  prior to the third quarter of 1998, all losses associated with Dignity Partners  Funding Corp. I ("DPFC"),  a wholly owned special purpose finance  subsidiary  of the Company,  were charged  against a reserve  which was originally  established  in 1996 for the  estimated  loss of Point West's equity interest  in DPFC.  During  the  third  quarter  of 1998 the  reserve  was fully depleted.  In 1998,  the total  loss  realized  by DPFC was $4.0  million,  $2.3 million of which was charged against the reserve,  and $1.7 million of which was otherwise reflected in the Company's  consolidated  statements of operations and comprehensive  income (loss). At December 31, 1998, DPFC's  accumulated  deficit was $1.7  million.  Any future  losses  associated  with DPFC will  increase the amount of the deficit.  Upon the retirement of the  securitized  notes issued by

DPFC, the Company will recognize a gain in an amount  approximately equal to any accumulated deficit reflected at that time on DPFC's balance sheet.

         At December 31, 1998,  Fourteen Hill Capital had loans  outstanding  in the aggregate principal amount of $864,318, non-marketable securities carried at a cost of $3.7 million and marketable  securities  carried at $2.0 million.  Any

unrealized   gains  or  losses  on  marketable   securities   are  reflected  as

"Accumulated  Comprehensive Income -- Net Unrealized  Investment Gains (Losses)"

in  stockholders'  equity.  At  December  31,  1998 the  unrealized  gains  were immaterial. At December 31, 1997, unrealized gains were $2.6 million,  including

$1.2 million  recognized in connection  with the exercise of warrants in January

1998. Any gains or losses for such  securities  will be recognized on the income statement, if ever, upon sale.

         The  non-marketable  securities include 329,490  convertible  preferred shares  of  FlashNet  Communications,  Inc.  ("FlashNet")  which

Fourteen  Hill  purchased for $2 million.  In December  1998,  FlashNet  filed a registration  statement  for  an  initial  public  offering.  Such  offering  is scheduled for March 1999.  In connection  with such  offering,  Fourteen  Hill's shares will be automatically converted into 1,120,266 common shares of FlashNet,

after giving  effect to a 3.4 to 1 stock split which was  authorized to occur in connection  with such offering.  The shares are subject to a standard  six-month lockup  agreement  which  Fourteen  Hill has executed.  If the FlashNet  initial public offering occurs,  the FlashNet shares will become marketable  securities.

As a result,  any  unrealized  gains or losses in such  investment  will also be reflected as  "Accumulated  Comprehensive  Income -- Net  Unrealized  Investment

Gains (Losses)" in stockholders' equity. In addition,  non-marketable securities include preferred shares convertible into marketable securities.  If the Company had converted  such shares in 1998,  the  unrealized  gains would have been $4.1 million and would have been reflected as  "Accumulated  Comprehensive  Income --

Net Unrealized Investment Gains (Losses)" in stockholders equity.

         Allegiance  had five loans  outstanding  at  December  31,  1998 in the aggregate  principal  amount of $9.1  million.  All loans bear a fixed  interest rate, which on a dollar weighted basis was 9.3%. On August 19, 1998,  Allegiance put in place a  structured  financing  which may provide up to $56.4  million to support any future lending activities of Allegiance.  The financing will provide interim floating rate financing through August 31, 1999 and it is anticipated it will  ultimately  provide 15 year fixed and floating  rate  financing  for loans

Allegiance  has  made in the  past  and  may  make in the  future.  However,  if

Allegiance  does not originate $30 million in loans by August 31, 1999, the term certificates may not be issued and Allegiance would be responsible for finding an alternative financing source to repay the interim financing.

         The  Company   continues   to   evaluate   other   strategic   business

opportunities. Fourteen Hill Capital and Allegiance may or may not be indicative of the types of  business  opportunities  the  Company  intends to  continue  to pursue.
         The following is summary  balance sheet  information as of December 31,

1998:



         Cash and cash equivalents...................................$6,668,126

         Restricted cash (1).........................................$3,153,513

         Investment securities.......................................$2,113,034

         Loans receivable, net of unearned income of

             $117,709 and net of an allowance on loan

             losses of $50,000 .....................................$10,187,590

         Purchased life insurance policies..........................$33,893,017

         Non-marketable securities...................................$5,396,607

         Total assets...............................................$62,442,761

         Revolving certificates......................................$5,400,045

         Long term notes payable....................................$38,528,914

         Debentures payable to the Small Business

               Administration........................................$3,000,000

         Total liabilities..........................................$47,613,200

         Accumulated comprehensive income -- net

              unrealized investment gains (losses)...................$(188,966)

         Retained deficit........................................ $(11,647,079)

         Total stockholders' equity.................................$14,829,561



(1) Restricted cash is pledged by the Company's wholly owned financing subsidiary, Dignity Partners Funding Corp. I, to secure the repayment of long term notes payable.


(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
           Alan B. Perper, 415/394-9467